SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant[ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-12


                      American Financial Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[GRAPHIC: AMERICAN FINANCIAL HOLDINGS LOGO]



                                 March 26, 2001




Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of American Financial Holdings, Inc. The meeting will be held at the Hartford Marriott Farmington, 15 Farm Springs Road, Farmington, Connecticut on Monday, April 30, 2001 at 10:00 a.m. local time.

     The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                 Sincerely,

                                 /s/ Robert T. Kenney

                                 Robert T. Kenney
                                 Chairman of the Board, President and
                                 Chief Executive Officer

                        American Financial Holdings, Inc.
                              102 West Main Street
                         New Britain, Connecticut 06051
                  (860) 832-4000 or (877) 677-2634 (Toll-Free)

--------------------------------------------------------------------------------

                    Notice of Annual Meeting of Shareholders

--------------------------------------------------------------------------------

     On Monday, April 30, 2001, American Financial Holdings, Inc. (the "Company") will hold its annual meeting of shareholders at the Hartford Marriott Farmington, 15 Farm Springs Road, Farmington, Connecticut. The meeting will begin at 10:00 a.m., local time. At the meeting, the shareholders will consider and act on the following:

     1.     The election of three directors to serve for a term of three years;

     2. The ratification of certain amendments to the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan;

     3. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

     4. The transaction of any other business that may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.

     Only shareholders of record at the close of business on March 9, 2001 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard J. Moore

                                          Richard J. Moore
                                          Corporate Secretary


New Britain, Connecticut
March 26, 2001

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                        American Financial Holdings, Inc.

                       -----------------------------------

                                 Proxy Statement

                       -----------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Financial Holdings, Inc. (the "Company") to be used at the annual meeting of shareholders of the Company. The Company is the holding company for American Savings Bank ("American Savings" or the "Bank"). The annual meeting will be held at the Hartford Marriott Farmington, 15 Farm Springs Road, Farmington, Connecticut on Monday, April 30, 2001 at 10:00 a.m. local time. This proxy statement and the enclosed proxy card are being mailed to shareholders on or about March 26, 2001.

                           Voting and Proxy Procedure

Who Can Vote at the Meeting

     You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 9, 2001. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

     As of the close of business on March 9, 2001, a total of 25,112,360 shares of Company common stock was outstanding. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, record owners of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares, are not entitled to any vote with respect to the shares held in excess of the 10% limit. In addition, the Company's Certificate of Incorporation provides that record owners of the Company's common stock who beneficially own, either directly or indirectly, in excess of 5% of the Company's outstanding shares, are not entitled to any vote with respect to the shares held in excess of the 5% limit, unless the beneficial owner owns, holds or controls such shares in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the Company.

Attending the Meeting

     If you are a shareholder as of the close of business on March 9, 2001, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting in order to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

     In voting on the ratification of the amendments to the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan and on the ratification of the appointment of KPMG LLP as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

Voting by Proxy

     The Company's Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees, "FOR" ratification of the amendments to the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan and "FOR" ratification of KPMG LLP as independent auditors.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If you are a shareholder of record (that is you hold your Company common stock in certificate form), instead of voting by proxy, you may vote by telephone by following the instructions included with your proxy card. The telephone voting procedures use a control number to authenticate shareholders of record, allow you to vote your shares and confirm that your instructions have been properly recorded.

     If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement.

Participants in American Savings' ESOP and 401(k) Plans

     If you participate in the American Savings Bank Employee Stock Ownership Plan or if you hold shares through American Savings Bank's 401(k) Plan, you will have received with this proxy statement a voting instruction form for each plan that reflects all shares you may vote under the plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustee in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to how to vote the shares in the American Financial Holdings, Inc. Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan's trustee is April 23, 2001.

                                 Stock Ownership

     The following table provides information as of March 9, 2001, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                                                      Number of Shares        Percent of Common
Name and Address                                                            Owned             Stock Outstanding
----------------                                                      ----------------        -----------------
Wellington Management Company, LLP                                        2,379,900(1)              9.5%
75 State Street
Boston, Massachusetts 02109

American Savings Bank Employee Stock Ownership Plan Trust                 2,311,180(2)              9.2%
102 West Main Street
New Britain, Connecticut 06051

American Savings Foundation                                               2,138,600(3)              8.5%
102 West Main Street
New Britain, Connecticut 06051

Thomson Hortsmann & Bryant, Inc.                                          1,783,400(4)              7.1%
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663
------------------------------

(1) Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission on February 12, 2001.

(2) Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. The ESOP Trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. As of March 9, 2001, 177,696 shares have been allocated to participants' accounts and 2,133,484 shares remain unallocated under the ESOP.

(3) The terms of the foundation's gift instrument require that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by shareholders of the Company.

(4) Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission on February 8, 2001.

     The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of March 9, 2001. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.


                                                                          Number of                  Percent of
                                                                        Shares Owned                Common Stock
Name                                                                    (1)(2)(3)(4)               Outstanding(5)
----                                                                    -------------              --------------
Charles J. Boulier III...........................................           183,684                       *
Marie S. Gustin..................................................            37,017                       *
Fred M. Hollfelder...............................................            36,867                       *
Gregory B. Howey.................................................             2,500                       *
Mark E. Karp.....................................................            67,046                       *
Robert T. Kenney.................................................           321,149                     1.3%
Steven T. Martin.................................................            46,150                       *
Harry N. Mazadoorian.............................................            42,403(6)                    *
Richard J. Moore.................................................            96,864                       *
Sheri C. Pasqualoni..............................................            97,177                       *
Peter N. Perugini................................................           102,886                       *
Laurence A. Tanner...............................................             1,008                       *
Jeffrey T. Witherwax.............................................            76,650                       *

All Executive Officers and Directors as a Group (14 persons).....         1,111,401                     4.4%

---------------------------------
* Represents less than 1% of shares outstanding

(1) Includes shares held in trust in the American Savings Bank Stock-Based Deferred Compensation Plan, with respect to which participants have shared voting power as follows: Mr. Boulier--7,886 shares; Ms. Gustin--3,867 shares; Mr. Hollfelder--5,517 shares; Mr. Karp--14,396 shares; Mr. Kenney--24,572 shares; Mr. Mazadoorian--8,236 shares; Mr. Moore--3,882 shares; Ms. Pasqualoni--3,664 shares; and Mr. Perugini--13,382 shares.

(2) Includes shares held in trust as part of the American Savings Bank Supplemental Executive Retirement Plan, with respect to which the beneficial owner has shared voting power as follows: Mr. Boulier--1,072 shares and Mr. Kenney--7,691 shares.

(3) Includes unvested shares of restricted stock awards held in trust as part of the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan, with respect to which the beneficial owner has voting but not investment power as follows: Mr. Boulier--154,390 shares; Ms. Gustin--26,650 shares; Mr. Hollfelder--26,650 shares; Mr. Karp--26,650 shares; Mr. Kenney--270,000 shares; Mr. Martin--26,650 shares; Mr. Mazadoorian--26,650 shares; Mr. Moore--83,500 shares; Ms. Pasqualoni--83,500 shares; Mr. Perugini--83,500 shares; and Mr. Witherwax--26,650 shares.

(4) Includes shares held under the American Savings Bank ESOP, with respect to which the beneficial owner has voting but not investment power as follows:
     Mr. Boulier--3,178 shares; Mr. Kenney--3,178 shares; Mr. Moore--2,772 shares; Ms. Pasqualoni--2,861 shares; and Mr. Perugini--3,115 shares.

(5) Based on 25,112,360 shares of Company common stock outstanding and entitled to vote as of March 9, 2001.

(6) Includes 4,287 shares held in a separate trust in which Solomon, Smith, Barney serves as trustee and 2,730 shares held by Mr. Mazadoorian's spouse's individual retirement account.

                       Proposal 1 -- Election of Directors

     The Company's Board of Directors consists of nine members. Eight directors are independent and one director is a member of management. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. The nominees for election this year are Robert T. Kenney, Steven T. Martin and Laurence A. Tanner, each of whom is a director of the Company and the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

     The Board of Directors recommends a vote "FOR" the election of all of the nominees.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each nominee's biography is as of December 31, 2000. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of American Savings.

                       Nominees for Election of Directors

     The nominees standing for election are:

     Robert T. Kenney joined American Savings in August 1991 as President, Treasurer and Chief Operating Officer. In August 1992, he was appointed Chief Executive Officer while maintaining his positions of President and Treasurer. Mr. Kenney was named Chairman of the Board of Directors in July 1995. Mr. Kenney also serves as a director of Mutual Investment Fund of Connecticut, Inc. located in Hartford, Connecticut, a director and past Chairman of Savings Bank Life Insurance Company in Connecticut and a director of the Federal Home Loan Bank of Boston. Age 58. Director since 1991.

     Steven T. Martin retired in 2000 as Executive Vice President of Ingersoll Rand Co., an international diversified industrial company located in Woodcliff Lake, New Jersey, where he served since 1998. From 1995 to 1998, Mr. Martin was President of the Production Equipment Group of Ingersoll Rand. Age 60. Director since 1979.

     Laurence A. Tanner is President and Chief Executive Officer of Central Connecticut Health Alliance, a multi-organization health system, including New Britain General Hospital. Age 54. Director since 2000.

                         Directors Continuing in Office

     The following directors have terms ending in 2002:

     Marie S. Gustin, Ph.D. was the superintendent of schools in New Britain, Connecticut before her retirement in 1993. Age 66. Director since 1996.

     Mark E. Karp was President and Chief Executive Officer of Moore Medical Corp., a medical supply distributor, located in New Britain, Connecticut, before his retirement in 1998. Age 54. Director since 1995.

     Gregory B. Howey is President and owner of Okay Industries, Inc., a company which specializes in producing metal stampings for the medical and surgical marketplace, located in New Britain, Connecticut. Mr. Howey also serves as a director of Rogers Corporation, a manufacturer of polymer and electronic materials for the communication and computer markets. Age 58. Director since 2000.

     The following directors have terms ending in 2003:

     Fred M. Hollfelder retired in 1990 as President of Corbin and Russwin Architectural Hardware, located in Berlin, Connecticut. Age 66. Director since 1981.

     Harry N. Mazadoorian has been Distinguished Professor of Dispute Resolution Law from Practice at Quinnipiac University in Hamden, Connecticut since January 2000. Mr. Mazadoorian also serves as an arbitrator and a mediator. Prior to holding these positions, Mr. Mazadoorian served as assistant general counsel for CIGNA Corporation, a leading provider of employee benefits, health care insurance and financial services, located in Bloomfield, Connecticut. Age 62. Director since 1993.

     Jeffrey T. Witherwax is President of The Naugatuck Glass Company in Naugatuck, Connecticut. Age 55. Director since 1996.

Meetings and Committees of the Board of Directors

     The Company and the Bank conduct business through meetings of their Boards of Directors and through activities of their committees. The Board of Directors of the Company meets at least quarterly. The Board of Directors of the Bank generally meets monthly and may have additional meetings as needed. During 2000, the Board of Directors of the Company held 12 meetings and the Board of Directors of the Bank held 14 meetings. All of the current directors of the Company and the Bank attended at least 75% of the total number of the Company's and the Bank's board meetings held and committee meetings on which such directors served during 2000.

     The Board of Directors of the Company maintains the following committees:

     Audit Committee. The Audit Committee, consisting of Messrs. Hollfelder, Howey, Karp, Martin and Witherwax, assists the Board of Directors in its oversight of the integrity of the Company's processes and systems of internal control concerning accounting, financial reporting and compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company's independent auditors and its internal auditor and monitoring their conduct and independence. The Audit Committee met four times in 2000.

     Compensation Committee. The Compensation Committee, consisting of Messrs. Hollfelder, Karp and Martin and Ms. Gustin, makes recommendations to the full Board of Directors on all matters regarding compensation and fringe benefits. The Compensation Committee met four times in 2000.

     Nominating Committee. The Company's Nominating Committee for the annual meeting consisted of Ms. Gustin and Messrs. Hollfelder and Karp. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The shareholders' notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Securities Exchange Act of 1934. See "Shareholder Proposals." The Nominating Committee met on November 27, 2000.

Directors' Compensation

     Fees. Directors of American Savings receive an annual retainer of $12,000 and $700 for each board meeting attended. Additionally, each director receives an annual retainer of $2,500 for their membership on a committee, except that each committee chairman receives an annual retainer of $4,000, and each director receives $500 for each committee meeting attended. The Company does not pay separate fees for service on its Board of Directors.

     Directors' Retirement Plan. American Savings maintains a retirement program for incumbent non-employee directors to provide a retirement income supplement for directors with long service. Current directors will receive an annual benefit of approximately $12,000 at the normal retirement age of 75. Upon a retired director's death, the director's surviving spouse or in the absence of such, the estate, will receive a benefit equal to 50% of the retirement benefit.

     Incentive Plan. Under the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan, which was adopted by the Company's shareholders on June 5, 2000, each non-employee director of the Company or the Bank on June 12, 2000 received non-statutory stock options to purchase 54,000 shares of common stock at an exercise price of $16.00, the fair market value of the common stock on the date of grant. Additionally, these non-employee directors were granted stock awards for 26,650 shares. The restricted stock awards vest and the options become exercisable in five equal annual installments commencing on June 12, 2001. In addition, in connection with their appointment to the Boards of Directors of the Company and American Savings, which was effective on October 1, 2000, Messrs. Howey and Tanner each received non-statutory stock options to purchase 33,000 shares of common stock at an exercise price of $17.75, the fair market value of the common stock on the date of grant. Their options become exercisable in five equal annual installments commencing on October 2, 2001. The Board of Directors has amended the Incentive Plan to provide for acceleration of vesting of the options and stock awards upon a change in control of the Company or American Savings or upon an optionee's retirement. See Proposal 2 for more information.

                             Executive Compensation

Summary Compensation Table

     The following information is furnished for the Chief Executive Officer and the four other highest paid executive officers of American Savings who received salary and bonus of $100,000 or more during the year ended December 31, 2000.

                                                 Annual Compensation                        Long-Term Compensation
                                        ------------------------------------------------ ------------------------------
                                                                                                     Awards
                                                                                         ------------------------------
                                                                                                           Securities
                                                                             All Other     Restricted      Underlying    All Other
                                                                           Compensation   Stock Awards    Options/SARs  Compensation
Name and Position                            Year     Salary    Bonus(1)        (2)          ($)(3)           (#)           (4)
-----------------                           ------  --------  ----------  -------------- -------------- --------------- ------------

Robert T. Kenney............................  2000   $430,000   $215,000        $ --        $4,320,000       400,000        $157,688
  Chairman of the Board, President and        1999    379,231    187,500          --                --            --          45,018
  Chief Executive Officer                     1998    365,000    182,500          --                --            --          20,000

Charles J. Boulier III......................  2000   $185,000   $ 74,000        $ --        $2,470,240       170,000        $ 61,414
  Senior Executive Vice President, Treasurer, 1999    163,031     64,480          --                --            --          20,745
  and Chief Financial Officer                 1998    155,000     62,000          --                --            --          12,221

Peter N. Perugini...........................  2000   $132,000   $ 39,600        $ --        $1,336,000       120,000        $ 44,777
   Executive Vice President and               1999    122,308     36,450          --                --            --          15,796
   Chief Lending Officer                      1998    117,000     35,100          --                --            --           9,225


Richard J. Moore (5)........................  2000   $125,000   $ 37,500        $ --        $1,336,000       120,000        $ 41,788
   Executive Vice President-Human             1999    109,308     32,400          --                --            --          11,155
   Resources and Corporate Secretary          1998     64,000     11,700          --                --            --              --

Sheri C. Pasqualoni.........................  2000   $125,000   $ 37,500        $ --        $1,336,000       120,000        $ 41,815
   Executive Vice President-Marketing,        1999    109,308     32,400          --                --            --          15,478
   Trust & Investment Management              1998    100,000     30,000          --                --            --           7,885

--------------------------------------------
(1) Represents a bonus earned in a reporting year and paid in the subsequent year.

(2) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.

(3)  Includes 270,000, 154,390, 83,500, 83,500 and 83,500 shares of restricted stock granted to Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni, respectively, under the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan. The dollar amounts set forth in the table represent the market value of the shares on the date of grant. The restricted stock awards vest in five equal annual installments commencing on June 12, 2001, the first anniversary of the awards. When shares become vested and are distributed from the trust in which they are held, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. As of December 31, 2000, the market value of the unvested shares of restricted stock held by Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni was $5,568,750, $3,184,294, $1,722,188, $1,722,188, and $1,722,188.

(4) Represents ESOP allocations with a market value of $45,207, $45,207, $44,777, $41,788 and $41,815 for Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni, respectively. Also includes share allocations under American Savings' supplemental executive retirement plan with a market value of $112,481 and $16,207 for Messrs. Kenney and Boulier, respectively.

(5)  Mr. Moore joined the Company in May 1998.

Employment Agreements

     The Company and the Bank maintain employment agreements with Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni. The employment agreements are intended to ensure that the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of the above referenced officers.

     The employment agreements provide for three-year terms. The term of the Company employment agreements are extended on a daily basis unless written notice of non-renewal is given by the Board of Directors and the term of the American Savings employment agreements are renewable on an annual basis. The employment agreements provide that the executive's base salary will be reviewed annually. The base salaries which are currently effective for the employment agreements for Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni are $430,000, $185,000, $132,000, $125,000 and $125,000, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by the Company and the Bank for cause, as defined in the employment agreements, at any time. If the Company or the Bank chooses to terminate the executive's employment for reasons other than for cause, or if the executive resigns from the Company or the Bank after specified circumstances that would constitute constructive termination, the executive or, if the executive dies, his or her beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on the executive's behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement. The Company and the Bank would also continue and/or pay for the executive's life, health, dental and disability coverage for the remaining term of the employment agreement, provided the Company or the Bank offered such coverage to the executive on the last day of his employment. Upon termination of the executive for reasons other than a change in control, the executive must comply with a one year non-competition agreement.

     Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Company or the Bank, the executive or, if the executive dies, his or her beneficiary, would be entitled to a severance payment equal to the greater of (1) the payments due for the remaining terms of the agreement or (2) three times the average of the three preceding taxable years' annual compensation. The Company and the Bank would also continue the executive's life, health, and disability coverage for thirty-six months. Even though both the Company and the Bank employment agreements provide for a severance payment if a change in control occurs, the executive would not receive duplicative payments or benefits under the agreements. The executive would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or otherwise triggered liability under the Internal Revenue Code for the excise tax applicable to "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive's average compensation over the preceding five-year period.

     Payments to the executive under the American Savings employment agreement will be guaranteed by the Company if payments or benefits are not paid by American Savings. Payment under the Company employment agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the executive under any dispute or question of interpretation relating to the employment agreements shall be paid by the Company or the Bank, respectively, if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and the Bank shall indemnify the executive to the fullest extent legally allowable.

Pension Plan

     American Savings maintains a non-contributory pension plan for its employees. Generally, employees of American Savings begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. A participant in the pension plan becomes vested in his accrued benefit under the pension plan upon completing five years of service. Participants also become fully vested in their accrued benefit upon attainment of their "normal retirement age" (as described in the pension plan) and upon becoming disabled.

     A participant's accrued benefit under the pension plan is determined by multiplying 2% of the participant's final average pay (as described in the pension plan) by the number of years of service the participant has with American Savings and then subtracting from this total 2% of the participant's annual social security benefit multiplied by the number of years of service the participant has with American Savings. However, pension benefits are reduced in the event a participant retires before his or her "normal retirement age." At December 31, 2000, Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni had 9, 7, 14, 2 and 5 years of service with the Bank for purposes of the pension plan. Participants receive their entire social security benefit in addition to the pension plan benefit. Participants in the pension plan may elect to receive their benefits in the form of a 50% or 100% joint and survivor annuity or a life only payment option.

     The following table indicates the annual retirement benefits that would be payable under the pension plan and the related supplemental executive retirement plan (see below) upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $140,000 per year and annual compensation for calculation purposes is limited to $170,000 per year for the 2001 calendar year.

   Average                                                Years of Service
    Annual                --------------------------------------------------------------------------------------------------
 Compensation                  5            10               15             20              25              30+
----------------          -----------   ------------    ------------   ------------   --------------   -------------

    $ 75,000                $ 5,659        $11,318         $16,978        $ 22,637        $ 28,296         $ 33,955
     100,000                  8,157         16,314          24,470          32,627          40,784           48,941
     125,000                 10,657         21,314          31,970          42,627          53,284           63,941
     150,000                 13,157         26,314          39,470          52,627          65,784           78,941
     175,000                 15,657         31,314          46,970          62,627          78,284           93,941
     200,000                 18,157         36,314          54,470          72,627          90,784          108,941
     250,000                 23,157         46,314          69,470          92,627         115,784          138,941
     300,000                 28,157         56,314          84,470         112,627         140,784          168,941
     350,000                 33,157         66,314          99,470         132,627         165,784          198,941
     400,000                 38,157         76,314         114,470         152,627         190,784          228,941
     450,000                 43,157         86,314         129,470         172,627         215,784          258,941
     500,000                 48,157         96,314         144,470         192,627         240,784          288,941

Supplemental Executive Retirement Plans

     American Savings maintains a non-tax-qualified, supplemental retirement plan to provide key executives with pension benefits that cannot be provided directly through American Savings' tax-qualified employee pension plan as result of Internal Revenue Code limitations on the benefits available through a tax-qualified plan. Benefits under the supplemental plan are based on the same formula as the employee pension plan, but are determined without regard to the limitations on the amount of salary that may be taken into account for benefit purposes under the pension plan or the level of contributions permitted under the pension plan. The benefits available under the supplemental plan are reduced by the benefits actually payable under the pension plan. Supplemental plan benefits are payable at the same times and in the same forms as benefits payable under the pension plan. Currently, Messrs. Kenney, Boulier and Perugini participate in the supplemental plan.

     In addition to the foregoing plans, Mr. Kenney has entered into a separate supplemental retirement agreement that would provide him with an annual benefit during his lifetime equal to a maximum benefit of 60% of his final average compensation less benefits available to him under American Savings' pension plan, the supplemental plan described above and a similar plan sponsored by his prior employer. Under the agreement, Mr. Kenney would be eligible for benefits upon his retirement at or after attaining age 60. In addition, the agreement provides his surviving spouse with a benefit equal to 50% of the payment received by Mr. Kenney during his lifetime. American Savings has accrued substantially all of the anticipated costs associated with its obligation to Mr. Kenney under the agreement.

     American Savings has also implemented a program which provides for supplemental benefits to designated individuals who terminate employment in connection with a change in control. Generally, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan loan or had the employee stock ownership plan not been terminated prior to the scheduled repayment of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. During the first quarter of 2001, the Board of Directors amended the plan to delete provisions that would have provided similar benefits upon retirement. At December 31, 2000, Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni participated in the program.

Option Grants in Last Fiscal Year

     The following table lists all grants of options to the named executive officers for fiscal year 2000 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                                    Number of         % of Total
                                   Securities           Options
                                   Underlying         Granted to     Exercise or                          Granted
                                 Options Granted     Employees in     Base Price        Expiration        Present
            Name                     (#)(1)           Fiscal Year      Per Share           Date          Value (2)
----------------------------   ------------------  ----------------  ------------     ---------------   -------------

Robert T. Kenney............         400,000              23.3%          $16.00        June 12, 2010     $2,416,000
Charles J. Boulier, III.....         170,000               9.9            16.00        June 12, 2010      1,026,800
Peter N. Perugini...........         120,000               7.0            16.00        June 12, 2010        724,800
Richard J. Moore............         120,000               7.0            16.00        June 12, 2010        724,800
Sheri C. Pasqualoni.........         120,000               7.0            16.00        June 12, 2010        724,800

--------------------------------------
(1) Options become exercisable in five equal annual installments commencing on June 12, 2001, the first anniversary of the date of grant; provided, however, options will be immediately exercisable if the optionee dies or becomes disabled. The Board of Directors has amended the Incentive Plan, subject to shareholder ratification, to provide that the vesting of the options granted will be accelerated upon the change in control of the Company or American Savings or may be accelerated upon an optionee's retirement at the discretion of the Incentive Plan Committee. See Proposal 2 for more information.

(2) The estimated present value of the options granted during fiscal year 2000 have been calculated using the Black-Scholes option pricing model, based on the following assumptions: estimated time until exercise of six years; a risk-free interest rate of 4.7%, representing the interest rate of the Constant Maturity Treasury Bill index as of December 31, 2000 with a maturity corresponding to the estimated time until exercise; a volatility rate of 21.3%; and a dividend yield of 3.0%, representing the current $0.60 per share annualized dividend divided by the fair market value of the common stock at the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Fiscal Year-End Option Values

     As of December 31, 2000, none of the stock options granted were exercisable. Consequently, no stock options were exercised by Messrs. Kenney, Boulier, Perugini, Moore and Ms. Pasqualoni during the fiscal year ended December 31, 2000. The following table provides certain information with respect to the number of shares of Company common stock represented by outstanding options held by those individuals as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end stock price.

                                            Number of Securities
                                            Underlying Unexercised                    Value of Unexercised
                                               Options at Fiscal                      In-the-Money Options
                                                  Year-End(#)                       at Fiscal Year-End($)(1)
                                --------------------------------------------  --------------------------------------
Name                                  Exercisable          Unexercisable          Exercisable       Unexercisable
----                            ----------------------  --------------------  -------------------  -----------------

Robert T. Kenney................          --                 400,000                  --              $1,850,000
Charles J. Boulier III..........          --                 170,000                  --                 786,250
Peter N. Perugini...............          --                 120,000                  --                 555,000
Richard J. Moore................          --                 120,000                  --                 555,000
Sheri C. Pasqualoni.............          --                 120,000                  --                 555,000

--------------------------------
(1) Value of unexercisable in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2000 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

     The reports of the Compensation Committee and the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation

     Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for these executive officers include the use of a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement. Since the Company has no employees other than Bank employees who perform services to the Company without additional compensation, the Bank's Human Resources Committee evaluates the performance of each named executive officer and other senior officers of the Company and the Bank and determines the compensation of all executives. While the President and Chief Executive Officer is a member of the Human Resources Committee of the Bank, he recuses himself from any discussion or voting regarding his level of compensation.

     Compensation Policies. The Company's executive compensation policies are intended to attract and retain qualified executives, to recognize and reward individual contributions and achievement and to offer a compensation package that is competitive in the financial industry and motivational to each individual executive. In furtherance of these objectives, the Company and the Bank maintain a compensation program for executive officers which consists of a base salary and a bonus. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. In making its determinations, the Human Resources Committee utilizes surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily in the New England region of the United States. Additionally, the Human Resources Committee considered the recommendation of an independent compensation consultant when arriving at salary levels. Although no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

     A bonus is also awarded based upon certain objective performance factors, including profitability measurements and other financial measurements. The bonus is also allocated based upon job position and individual performance.

     Long Term Incentive Compensation. The Company maintains the Incentive Plan under which executive officers received grants and awards of common stock and options to purchase common stock of the Company. The specific grants of awards and options for the named executive officers are reflected in the Summary Compensation Table. The Board believes that stock ownership is a significant incentive in building shareholder value and in aligning the interests of employees with shareholders, since the value of this component of compensation increases as the common stock of the Company appreciates in value.

     Compensation of the Chief Executive Officer. During the fiscal year ended December 31, 2000, Mr. Kenney's base salary totaled $430,000. In addition, he earned a performance bonus of $215,000. The Board of Directors believes that Mr. Kenney's compensation is appropriate based upon the Bank's compensation policy, Mr. Kenney's performance in managing the Company, the Company's performance during the fiscal year and a comparison of peer institutions with specific consideration given to the level of the Bank's operations in comparison to peer institutions.

                           Fred M. Hollfelder (Chairman)
                                 Marie S. Gustin
                                  Mark E. Karp
                                Steven T. Martin

Compensation Committee Interlocks and Insider Participation

     As stated above, while Mr. Kenney did not serve on the Company's Compensation Committee, he did serve on the Bank's Human Resources Committee during the 2000 fiscal year. In that capacity, he participated in deliberations concerning executive officer compensation. However, he recused himself from any discussion or voting regarding his compensation. Mr. Kenney was Chairman of the Board, President and Chief Executive Officer of the Company and the Bank during fiscal 2000.

                             Audit Committee Report

     The Audit Committee of the Board of Directors assists the Board of Directors in its oversight of the integrity of the Company's processes and systems of internal control concerning accounting, financial reporting and compliance with applicable laws and regulations. Additionally, the Audit Committee selects the independent auditors and reviews their independence and their annual audit. The Audit Committee is comprised of five directors, each of whom is independent under National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent auditors concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors' independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                            Steven T. Martin (Chairman)
                               Fred M. Hollfelder
                                Gregory B. Howey
                                  Mark E. Karp
                              Jeffrey T. Witherwax

                             Stock Performance Graph

     The following graph compares the cumulative total shareholder return on the Company common stock with the cumulative total return on the Nasdaq Index and with the SNL $1 Billion to $5 Billion Asset Thrift Index. The graph assumes that $100 was invested at the close of business on November 30, 1999, the initial day of trading of the Company's common stock. Total return assumes the reinvestment of all dividends.


[GRAPHIC: LINE CHART]

                                                                                     Period Ended
                                                                      ----------------------------------------------
                                                                      11/30/99    12/31/99     6/30/00     12/31/00
                                                                      --------    --------    ---------    --------

American Financial Holdings, Inc..................................    $100.00      $ 99.75     $127.56      $168.58
The Nasdaq Index..................................................     100.00       122.00      119.06        73.42
SNL $1 Billion to $5 Billion Asset Thrift Index...................     100.00        93.72       87.33       113.29

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and shareholders that own greater than 10% of the Company common stock are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2000.

                          Transactions with Management

     Federal regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     The Bank's policy permits loans to be made to its executive officers and directors on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, the Bank's executive officers, directors and immediate family members had loans with outstanding balances of $722,825 in the aggregate. All such loans were made by American Savings in the ordinary course of business, with no favorable terms and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

     The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

                 Proposal 2 -- Ratification of Amendments to The
                        American Financial Holdings, Inc.
                         2000 Stock-Based Incentive Plan

     The Board of Directors of the Company is presenting certain amendments to the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan to shareholders for ratification. Shareholders originally approved the Incentive Plan on June 5, 2000. The Board of Directors of the Company approved the amendments to the Incentive Plan on January 29, 2001. The Incentive Plan was amended primarily in two respects. First, the amendments clarify that the Company may accelerate or modify the vesting of restricted stock awards and stock options upon a participant's retirement at the discretion of the Incentive Plan Committee. Second, the amendments provide for accelerated vesting of outstanding restricted stock awards and stock options upon a change in control of the Bank or the Company. Currently, upon retirement or a change in control, the Incentive Plan only allows a participant to exercise those options or receive those awards that have vested.

     For purposes of the Incentive Plan, a "change in control" of the Bank or the Company generally means an event or circumstance that results in a substantial change in ownership or control of the Bank or the Company. In the most typical circumstance, a change in control of the Bank or the Company will result from an acquisition or merger of the Bank or the Company with another entity in which the Bank or the Company is not the surviving entity. Other circumstances involving a change in control may result from a sale of substantially all the assets of the Bank or the Company, a change in the composition of the Board of Directors following a contested election of Board members or an offer by a third party to purchase in excess of 20% of the Company's outstanding stock. The Company also amended the Incentive Plan for conforming changes. The amendments to the Incentive Plan do not increase the number of shares available for grant under the Incentive Plan, change the eligibility requirements for participation in the Incentive Plan, or otherwise alter the type of grants available under the Incentive Plan. The following is a summary of all material terms of the Incentive Plan.

General

     The Incentive Plan authorizes the granting of options to purchase common stock and awards of restricted shares of common stock. Subject to certain adjustments to prevent dilution of awards, the number of shares available for awards under the Incentive Plan is 4,041,954 shares, consisting of 2,887,110 shares reserved for options and 1,154,844 shares reserved for restricted stock awards. All employees and non-employee directors of the Company and its affiliates as well as other advisors or consultants to whom the administering committee grants eligibility, are eligible to receive Awards under the Incentive Plan. The Incentive Plan is administered by a committee appointed by the Board of Directors (the "Committee"). Subject to the terms of the Incentive Plan, the Committee interprets the plan and is authorized to make decisions and determinations thereunder. The Committee also determines to whom awards will be granted, the type and amount of awards that will be granted and the terms and conditions applicable to such awards, including conditions related to the awards vesting or becoming exercisable. Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy awards under the Incentive Plan. If authorized but unissued shares are used to satisfy restricted stock awards and the exercise of options granted under the Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing shareholders. Any shares subject to an option that expires or otherwise terminates unexercised will again be available for issuance under the Incentive Plan.

     The Incentive Plan authorizes the grant of awards in the form of: (1) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (options which provide certain tax benefits to the recipients upon compliance with certain conditions, but which do not result in tax deductions to the Company); (2) options that do not so qualify (options which do not provide the same income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "non-statutory stock options"; and (3) restricted stock awards.

Stock Options

     Subject to the terms of the Incentive Plan, the Committee has the authority to determine the amount of options granted to any individual and the date or dates on which each option will become exercisable and any other conditions applicable to an option. The exercise price of all options will be determined by the Committee but will be at least 100% of the fair market value of the underlying common stock at the time of grant (110% for a 10% owner with respect to incentive stock options). The exercise price of any option may be paid in cash, common stock, or any other form permitted by the Committee at its discretion. The term of options will be determined by the Committee, but in no event will an option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner with respect to incentive stock options). See "Payment Alternatives" and "Method of Option Exercise."

     All options granted under the Incentive Plan to officers and employees may, at the discretion of the Committee, qualify as incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. Under certain circumstances, incentive stock options may be converted into non-statutory stock options. In order to qualify as incentive stock options under Section 422 of the Internal Revenue Code, the option must generally be granted only to an employee, must not be transferable (other than by will or the laws of descent and distribution), the exercise price must not be less than 100% of the fair market value of the common stock on the date of grant, the term of the option may not exceed ten years from the date of grant, and no more than $100,000 of options may become exercisable for the first time in any calendar year. Notwithstanding the foregoing requirements, incentive stock options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock of the Company may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant. Each non-employee director of the Company or its affiliates, as well as employees, will be eligible to receive non-statutory stock options.

     Unless the Committee determines otherwise, upon termination of an option holder's services for any reason other than death, disability, retirement, change in control or termination for cause, all then exercisable options will remain exercisable for three months following termination, or if sooner, the expiration of the term of the option. If an option holder dies or becomes disabled, all unexercisable options will become exercisable and remain exercisable for one year, or if sooner, the expiration of the term of the option. Upon the occurrence of a change in control, all unexercisable options held by the option holder will become fully exercisable and remain exercisable for one year following the date of termination. In the event of termination for cause, all exercisable and unexercisable options held by the option holder will be canceled. If an option holder retires, all unexercisable options will be canceled. However, the Incentive Plan provides the Committee with the discretion to permit the acceleration of the vesting of the stock options upon the retirement of the participant. Additionally, the Committee may permit all unvested stock options to continue to vest provided the option holder remains employed by the Company or the Bank as a consultant or advisor or continues to serve the Company or the Bank as a director, advisory director or director emeritus.

     Under generally accepted accounting principles, compensation expense is generally not recognized with respect to the award of stock options.

     As amended, the Incentive Plan also provides that in the event of a change in control of the Company or the Bank, stock options will immediately become fully vested and shall be exercisable for the term of the stock option regardless of termination of employment or service; provided that incentive stock options not exercised within three months of an individual's termination of employment shall not be eligible for incentive treatment for tax purposes.

Restricted Stock Awards

     Subject to the terms of the Incentive Plan and applicable regulation, the Committee has the authority to determine the amounts of restricted stock awards granted to any individual and the dates on which restricted stock awards granted will vest or any other conditions which must be satisfied prior to vesting.

     When stock awards are distributed (i.e., vest) in accordance with the Incentive Plan, the recipients will receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon minus any required tax withholding amounts. Before vesting, recipients of stock awards may direct the voting of shares of common stock granted to them and held in the Incentive Plan Trust. Shares of common stock held by the Incentive Plan Trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of stock awards.

     Unless the Committee determines otherwise, upon termination of the services of a holder of a stock award for any reason other than death, disability or retirement, all the holder's rights in unvested restricted stock awards will be canceled. If the holder of the stock award dies or becomes disabled, all unvested restricted stock awards held by such individual will become fully vested. If the holder of a stock award retires, all unvested restricted stock awards held by such individual will be canceled. However, the Committee may permit all unvested stock awards to continue to vest provided the holder of a stock award remains employed by the Company or the Bank as a consultant or advisor or continues to serve the Company or the Bank as a director, advisory director or director emeritus.

     As amended, the Incentive Plan now provides that all stock awards immediately vest in the event of a change in control.

Federal Income Tax Treatment

     The following brief description of the tax consequences of stock option grants and awards under the Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete discussion of the federal income tax consequences.

     Options. An option holder will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If these holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common stock is recognized as income taxable at capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

     In the case of the exercise of a non-statutory stock option, an option holder will be deemed to have received ordinary income upon exercise of the option in an amount equal to the aggregate amount by which the fair market value of the common stock exceeds the exercise price of the option on the date of exercise. If shares received through the exercise of an incentive stock option are disposed of before the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will essentially be treated as the exercise of a non-statutory stock option, in that the option holder will recognize ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income recognized by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition will be a deductible expense of the Company for federal income tax purposes.

     Restricted Stock Awards. A participant who has been awarded restricted stock under the plan and does not make an election under Section 83(b) of the Internal Revenue Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividend paid to the recipient on the restricted stock at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

     A recipient of a restricted stock award who makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

Payment

     Any shares of common stock tendered in payment of an obligation arising under the Incentive Plan or applied to any tax withholding amounts shall be valued at the fair market value of the common stock. The Committee may use treasury stock, authorized but unissued stock or may direct the market purchase of shares of common stock to satisfy its obligations under the Incentive Plan.

Method of Option Exercise

     The Committee has the sole discretion to determine the form of payment for the exercise of a stock option, including payment of cash, stock or other property, by surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired to pay the purchase price, or through some combination of these methods. The Committee may indicate acceptable forms in each optionee's award agreement covering such options or may reserve its decision to the time of exercise. No stock option is to be considered exercised until payment in full is accepted by the Committee.

Amendment

     Subject to certain restrictions contained in the plan, the Board of Directors or the Committee may amend the plan in any respect, at any time, provided that no amendment may affect the rights of the holder of an award without his or her permission and such amendment must comply with applicable law and regulation.

Non-transferability

     Unless the Committee determines otherwise, awards under the plan will not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a recipient may permit transferability or assignment for valid estate planning purposes of a non-statutory stock option as permitted under the Internal Revenue Code or federal securities laws and a participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, if the participant dies.

Adjustments

     If there is any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or if an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make such adjustments to previously granted awards, to prevent dilution, diminution or enlargement of the rights of the holder. All awards under the plan will be binding upon any successors or assigns of the Company.

Shareholder Vote Required

     Shareholders are being requested to ratify all amendments to the Incentive Plan. If shareholders fail to ratify Proposal 2, the Incentive Plan will remain in full force and effect at the discretion of the Company's Board of Directors. A majority of the votes cast by the shareholders at the annual meeting on this proposal is required to ratify the amendments to the Incentive Plan.

     The Board of Directors recommends that you vote "FOR" ratification of the amendments to the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan.

               Proposal 3 -- Ratification of Independent Auditors

     The Board of Directors has appointed KPMG LLP to be its auditors for the 2001 fiscal year, subject to the ratification by shareholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

     If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent public accountants may be considered by the Board of Directors. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of auditors.

Audit Fees

     The aggregate fees the Company paid to KPMG LLP for the annual audit, including employee benefit plan audits, and for the review of the Company's Forms 10-Q for the fiscal year 2000 totaled $166,350.

Financial Information Systems Designs and Implementation Fees

     KPMG LLP did not render any professional services related to financial information system design and implementation to the Company for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees the Company paid to KPMG LLP for all other non-audit services, including fees for tax-related services, review of additional Securities and Exchange Commission filings and consultation on accounting issues, during fiscal year 2000 totaled $95,140.

     The Audit Committee believes that the non-audit fees paid to KPMG LLP are compatible with maintaining KPMG LLP's independence.

                                  Miscellaneous

     The cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting. The Company will pay a fee of $5,000, plus out-of-pocket expenses for these services. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank without any additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners, and will reimburse those record holders for their reasonable expenses in doing so.

     The Company's Annual Report to shareholders has been mailed to all persons who were shareholders as of the close of business on March 9, 2001. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

     A copy of the Company's Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission will be furnished without charge to all persons who were shareholders as of the close of business on March 9, 2001 upon written request to Richard J. Moore, Corporate Secretary, American Financial Holdings, Inc., 102 West Main Street, P.O. Box 174, New Britain, Connecticut 06051.

                              Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 annual meeting of shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of annual meeting of shareholders not later than November 26, 2001. If such annual meeting is held on a date more than 30 calendar days from April 30, 2002, a shareholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934.

     The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. In order for a shareholder to bring business before the Company's 2002 annual meeting of shareholders, the Company would have to receive notice of such business no later than January 30, 2002 assuming the 2002 annual meeting is held on April 30, 2002 and that the Company provides at least 100 days notice of the date of the meeting by mailing or public disclosure. The advance notice by a shareholder must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's common stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Richard J. Moore

                                      Richard J. Moore
                                      Corporate Secretary


New Britain, Connecticut
March 26, 2001

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   APPENDIX A

                        American Financial Holdings, Inc.

                             Audit Committee Charter


I.   Purpose

The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its statutory and fiduciary oversight responsibilities. The Board has established this Charter to define the Committee's duties and responsibilities, of which the primary items are to:

o Monitor the integrity of the Company's processes and systems of internal control concerning accounting, financial reporting, and compliance with applicable laws and regulations.

o Engage the Company's independent auditors and its Chief Auditor and monitor their conduct and independence.

o Maintain an open line of communication with and among the Company's independent auditors, internal auditors, management, and Board of Directors.

The specific duties and responsibilities pertaining to the above appear in
Section IV.

II.  Composition

The Committee shall be comprised of at least three outside directors who are independent of management (as defined in NASD rules and Part 363 of the FDIC Rules and Regulations) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The members of the Committee and its Chairperson shall be elected by the Board at its annual meeting for a one year term or until their successors are duly elected and qualified. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements. In addition, at least one member must have finance or accounting experience as required by NASD rules and at least two members shall have banking or related financial management expertise as required by Part 363 of the FDIC Rules and Regulations.

III. Meetings

The Committee shall meet quarterly or more frequently as circumstances dictate or as necessary to foster open communication. The Committee should meet at least annually with management, the Chief Auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these parties believe should be discussed privately.

IV.  Duties and Responsibilities

The duties and responsibilities enumerated herein are those considered necessary to fulfill the principal responsibilities stated in Section I and are intended to serve as a guide and not as an all inclusive task list. Many of these duties and responsibilities are ongoing and will be conducted over the course of the year.

1. Evaluate, select and recommend the appointment of independent auditors to the Board annually and the discharge of auditors when circumstances warrant. Obtain the independent auditors' annual engagement letter which contains their audit plan and fee proposal. Review and discuss the plan, audit scope, general audit approach, staffing, reliance upon management and internal audit, audit fee and any significant fees for other services.

2. Oversee and evaluate the independence of the Company's independent auditors and its Chief Auditor, both of which are accountable to the Committee and ultimately to the Board of Directors, and determine that no management restrictions are being placed on audit scope or the communication of results. Annually, obtain a formal written statement from the independent auditors delineating all relationships between them and the Company, consistent with Independence Standards Board Standard 1. Discuss any relationships or services disclosed that may impact their objectivity or independence.

3. Recommend the appointment of the Chief Auditor annually to the Board of Directors. Review and approve the Chief Auditor's annual goals, evaluate performance and establish annual salary and incentive compensation in conjunction with the Chief Executive Officer.

4. Review and approve the annual internal audit plan. Discuss the plan, general audit approach, scope, budget and staff qualifications, as needed.

5. Evaluate the effectiveness of internal and external audit efforts, that audit activities are coordinated and complement each other, to the extent possible, and that there is effective communication between them, management and the Committee.

6. Review reports rendered by the independent auditors, internal auditors and regulatory authorities and determine that appropriate corrective action is being taken by management to address all matters of significance reported.

7. Review the Company's annual audited financial statements with management and the independent auditors prior to filing or distribution. Such review should encompass: the integrity of financial reporting processes; any significant changes in accounting principles or practices; the quality and appropriateness of financial accounting policies; significant or unusual transactions and accounting estimates; and other matters related to the conduct of the audit which are required to be communicated to the Committee under Generally Accepted Auditing Standards. Recommend to the Board of Directors whether or not the audited financial statements be included in the annual report filed on Form 10-K with the SEC.

8. Review the Company's quarterly financial results with management and the Chief Auditor prior to its public release, filing or distribution. Discuss any significant changes in accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

9. Review the policies which have been established to identify and manage risk, provide accurate and reliable financial reports, provide a sound internal control environment and ensure compliance with applicable laws and regulations. Evaluate such policies for adequacy and compliance through discussion with management, the independent auditors, and the Chief Auditor.

10. Authorize and/or conduct any special projects or investigations that the Committee considers necessary to fulfill its responsibilities. Evaluate the need to retain outside counsel at least annually or as circumstances warrant.

11. Keep abreast of new accounting and regulatory developments or other matters that could significantly impact the Company's financial condition, operations or internal control environment. Request management, the Chief Auditor and the independent auditors to provide any reports necessary to keep the Committee informed.

12. Report the activities, findings and conclusions of the Committee to the Board of Directors on a regular basis, together with any recommendations.

13. Prepare a report to shareholders annually as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

14. Review and reassess the adequacy of this Charter at least annually and submit it to the Board of Directors for approval. Direct management to publish the Charter at least once every three years in accordance with SEC regulations.

                                 REVOCABLE PROXY
                        AMERICAN FINANCIAL HOLDINGS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 30, 2001
                              10:00 a.m. Local Time
                         -------------------------------

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of American Financial Holdings, Inc. (the "Company"), consisting of Marie S. Gustin, Mark E. Karp and Jeffrey T. Witherwax, or any of them with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of shareholders, to be held on April 30, 2001 at 10:00 a.m. local time, at the Hartford Marriott Farmington, 15 Farm Springs Road, Farmington, Connecticut and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

     1. The election as directors of all nominees listed (except as marked to the contrary below).

          Robert T. Kenney, Steven T. Martin, Laurence A. Tanner

                                                                   FOR ALL
          FOR                       VOTE WITHHELD                  EXCEPT
          ---                       -------------                  -------
          [ ]                            [ ]                         [ ]

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.


================================================================================

     2. The ratification of the amendments to the American Financial Holdings, Inc. 2000 Stock-Based Incentive Plan.

          FOR                          AGAINST                     ABSTAIN
          ---                          -------                     -------
          [ ]                            [ ]                         [ ]

     3. The ratification of the appointment of KPMG LLP as independent auditors of American Financial Holdings, Inc. for the fiscal year ending December 31, 2001.

          FOR                          AGAINST                     ABSTAIN
          ---                          -------                     -------
          [ ]                            [ ]                         [ ]

                        ANNUAL MEETING OF SHAREHOLDERS OF

                        AMERICAN FINANCIAL HOLDINGS, INC.

                                 April 30, 2001

                    --------------------------------------------
                            PROXY VOTING INSTRUCTIONS
                    --------------------------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.



YOUR CONTROL NUMBER IS [ARROW]     [BOX]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.



                                      Dated:___________________________



                                      --------------------------------
                                      SIGNATURE OF SHAREHOLDER



                                      --------------------------------
                                      SIGNATURE OF CO-HOLDER (IF ANY)


     The below signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 26, 2001 and an Annual Report to Shareholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                       -----------------------------

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE.